EXHIBIT 32
CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
RULES 13a-14(b) AND 15d-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED AND SECTION 1350 OF
CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE (18 U.S.C. § 1350)
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Alfred E. Mann, Chief Executive Officer of MannKind Corporation (the “Company”), and Richard L. Anderson, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:
     1. The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2006 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.
In Witness Whereof, the undersigned have set their hands hereto as of the 5th day of May 2006.

/s/ Alfred E.Mann	/s/ Richard L.Anderson

Alfred E. Mann Chief Executive Officer	Richard L. Anderson Chief Financial Officer
A signed original of these certifications has been provided to MannKind Corporation and will be retained by MannKind Corporation and furnished to the Securities and Exchange Commission or its staff upon request.
These certifications are being furnished solely to accompany this Quarterly Report on Form 10-Q pursuant to 18 U.S.C. Section 1350, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 into any filing of MannKind Corporation, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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